                                                                    EXHIBIT 99.1

                     THIS PROXY IS SOLICITED ON BEHALF OF

                           THE BOARD OF DIRECTORS OF
                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, JUNE 29, 1999

     The undersigned hereby appoints THOMAS A. HOLLAND and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Special Meeting of Stockholders of Transcontinental Realty Investors, Inc. to be held at 10 a.m. (Central Time) on Tuesday, June 29, 1999, or at any adjournment thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

          (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)

                        PLEASE SIGN, DATE AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


                        SPECIAL MEETING OF STOCKHOLDERS
                    TRANSCONTINENTAL REALTY INVESTORS, INC.


                                 JUNE 29, 1999




                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED



                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

[X] Please mark your
    votes as in this
    example.

THE BOARD OF DIRECTORS OF TRANSCONTINENTAL REALTY INVESTORS, INC. RECOMMENDS A VOTE FOR THE MERGER, THE APPROVAL OF THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES.

1. MERGER OF TRANSCONTINENTAL REALTY INVESTORS, INC.       FOR  AGAINST ABSTAIN
   AND CONTINENTAL MORTGAGE AND EQUITY TRUST (THROUGH      [_]    [_]     [_]
   CONTINENTAL MORTGAGE AND EQUITY CORPORATION),
   APPROVAL OF MERGER AGREEMENT AND ISSUANCE OF SHARES
   OF COMMON STOCK TO SHAREHOLDERS OF CONTINENTAL
   MORTGAGE AND EQUITY TRUST IN THE MERGER.

2. OTHER BUSINESS: I authorize the aforementioned          [_]    [_]     [_]
   proxies in their discretion to vote upon such other business as may properly come before the Special
   Meeting and any adjournments thereof.

                                    Your proxy is important. Please indicate your support for the Board of Directors of Transcontinental Realty Investors, Inc. by marking the boxes FOR Proposal One (the Merger) and FOR Proposal Two (Other Business). Please date, sign and mail this card today in the enclosed envelope. If not otherwise marked above, your proxy will be voted for Proposal One and for Proposal Two. This proxy revokes all previous proxies.

                                    Please sign, date and mail this proxy
                                    immediately.


SIGNATURE_________________________________  ________________  Dated:____, 1999
            Signature if held jointly.            Title

Note: Please sign exactly as your name appears herein. When shares are held joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title such. When signing for a corporation, please sign full corporate name by an authorized officer. When signing for a partnership please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares in all capacities.